Exhibit 99.1

MasterCraft Reports Fiscal 2015 Fourth-Quarter
and Full-Year Results

Strong Demand for Performance Sport Boats and Innovative New MasterCraft Products Drives 21 Percent Increase in Sales and 71 Percent Increase in Adjusted EBITDA in Fiscal 2015

VONORE, Tenn. – Sept. 17, 2015 – MasterCraft (NASDAQ: MCFT) today announced financial results for its fiscal 2015 fourth quarter and full year ended June 30, 2015.

Highlights:

•	Fiscal 2015 full-year sales rose 21 percent to $214.4 million, with fourth-quarter net sales increasing 6 percent to $54.9 million
•	Fully diluted pro forma adjusted net income per share totaled $0.79 for fiscal 2015 and $0.20 for the fourth quarter
•	MasterCraft unit volume grew 19 percent for fiscal 2015 to 2,547 units, and 2.5 percent for the three-month period to 626 units
•	Adjusted EBITDA increased 71 percent for the fiscal year to $31.5 million
•	Fiscal 2015 gross margin improved by 270 basis points versus the prior year
•	MasterCraft successfully launched the NXT22 during the fourth quarter and recently unveiled the X26

Terry McNew, MasterCraft’s President and Chief Executive Officer, commented, “MasterCraft closed out an excellent fiscal year 2015 with a strong fourth quarter, and we are excited about our momentum heading into fiscal 2016.  We continued our focus on innovation with the launch of three all-new models in 2015, including the groundbreaking X23 and the latest in our NXT line, the NXT22, which began production in the fourth quarter. Combined with the growth of our 2014 launches, including the all-new NXT20, and the market success of our patented Gen 2 Surf System, we enter fiscal 2016 with the deepest product line-up in our history and an exciting pipeline of launches ahead, including the recently announced X26.”

McNew continued, “We reported fourth quarter results at the high end of the guidance provided in our S-1 filing in July, and while unit volumes and operating margins for the quarter were adversely impacted, as expected, by the transition of Hydra-Sports production out of our manufacturing facility, we met our internal targets and posted strong sales in the quarter, topping a very solid prior year period.  Combined with our solid foundation of operational excellence, this continued sales growth is translating into gains in margins and cash flow and our significant full-year increases in unit volume, net sales, gross margin and adjusted EBITDA all show the benefits of the operating platform we’ve built at MasterCraft.  Given this progress, and with the Hydra-Sports transition fully behind us, we are well positioned to continue this operating momentum in fiscal 2016 and beyond.”

Fourth-Quarter Results

Net sales for the three months ended June 30, 2015, rose 6.4 percent to $54.9 million, compared to $51.6 million in the fiscal 2014 fourth quarter. The increase was due primarily to higher MasterCraft unit volume, which was partially offset by a decrease in Hydra-Sports unit volume due to completion of the manufacturing contract. MasterCraft unit volume was also impacted by a decrease in production days stemming from the Hydra-Sports transition. Net sales per MasterCraft unit grew by 3.8 percent, primarily driven by greater option uptake across all MasterCraft models, while a more favorable mix of higher priced units in core models was offset by the continued ramp in sales of the lower priced NTX20 product which launched late in fiscal 2014.

Said McNew, “Higher consumer confidence from improving macroeconomic conditions in the United States is driving increased demand for boats, particularly performance sport boats, and this, combined with the strong market acceptance of our new product launches, is fueling our top-line results. Macroeconomic conditions outside of the United States and foreign currency exchange rate pressures, primarily in Canada, are posing some headwinds and partially offsetting U.S. results. However, retail sales performance was strong for MasterCraft in the fourth quarter, and we ended the year with our dealer inventory pipeline in very good shape. With MasterCraft’s proven performance and focus on innovation and operational excellence, we’re poised to capture additional market share and deliver continued growth.”

Gross profit for the fiscal 2015 fourth quarter rose $0.5 million, or 4.1 percent, to $12.8 million compared to $12.3 million for fourth quarter of fiscal 2014. Gross margin decreased 0.5 percentage points versus the prior year to 23.3 percent due to the impact of the Hydra-Sports transition on labor and operations during the quarter.

Fiscal 2015 fourth quarter selling and marketing expenses were flat versus the prior year, while general and administrative expense increased to $3.8 million, from $2.6 million for the fourth quarter of fiscal 2014. The higher expense level resulted from costs associated with the company’s initial public offering and a non-recurring settlement charge recognized in the quarter. Operating expenses, as a percentage of net sales, increased to 11.0 percent for the fourth quarter from 9.4 percent for the prior-year period.

Net income for the quarter ended June 30, 2015, was $2.5 million, compared to $16.8 million for the three months ended June 30, 2014. The decrease is primarily due to the reversal of a valuation allowance for deferred tax assets during the three months ended June 30, 2014, as well as higher operating expenses due to the initial public offering costs and non-recurring settlement charge. These impacts were partially offset by the contribution from higher net sales.

Fiscal 2015 fourth quarter adjusted EBITDA was $8.0 million, up 6.7 percent from $7.5 million for the year-earlier quarter.

Fiscal 2015 fourth quarter adjusted net income increased 8.5 percent to $3.9 million, or $0.20 per share on a pro-forma diluted weighted average share count of 18.9 million shares. See below for a reconciliation of adjusted EBITDA and adjusted net income to net income.

Fiscal 2015 Results

For the fiscal 2015 full year, MasterCraft reported net sales of $214.4 million, up 20.7 percent from $177.6 million for fiscal 2014. The significant gain was primarily due to higher MasterCraft unit volume of 412 units, or up 19.3 percent. Net sales per unit rose 1.3 percent, primarily driven by annual base price increases across all of our models and increased adoption of higher content option packages, including the Gen 2 Surf System introduced in the second half of fiscal 2014. Offsetting the per unit sales gains was a higher volume of lower priced NXT models.

Fiscal 2015 gross profit rose $13.6 million, or 36.2 percent, to $51.2 million from $37.6 million for fiscal 2014. Gross margin increased to 23.9 percent for the year compared to 21.2 percent for the prior fiscal year. The increase resulted from cost reductions due to efficiency initiatives, increased sales of higher content option packages which improve average margins per unit, and operating leverage from increased unit sales.

Fiscal 2015 selling and marketing expense decreased 2.3 percent to $8.6 million, compared to $8.8 million for fiscal 2014. The decline reflected lower marketing expenditures during fiscal 2015. General and administrative expense rose to $18.5 million for fiscal 2015 from $10.0 million for fiscal 2014. The increase resulted primarily from $7.1 million of fees and expenses related to the recapitalization transaction completed during the fiscal 2015 third quarter and the company’s initial public offering, which included $5.7 million of transaction bonuses related to the recapitalization. Expenses also increased due to higher performance-based variable compensation and higher healthcare costs.

Operating expenses, as a percentage of net sales, increased to 12.7 percent for fiscal 2015 compared to 10.7 percent for fiscal 2014, primarily due to the general and administrative expense increases discussed above.

Net income for the 12 months ended June 30, 2015, was $5.5 million, compared to $19.9 million for fiscal 2014. The decrease was primarily due to the reversal of a valuation allowance for deferred tax assets in fiscal 2014, as discussed above, as well as the transaction-related increases in operating expenses.

Fiscal 2015 adjusted EBITDA was $31.5 million for the fiscal year, up 71.2 percent from $18.4 million for the year ended June 30, 2014.

Fiscal 2015 adjusted net income increased 175.7 percent to $14.8 million, or $0.79 per share on a pro-forma diluted weighted average share count of 18.8 million shares.  See below for a reconciliation of adjusted EBITDA and adjusted net income to net income.

Key Milestones

McNew said, “Over the course of the last fiscal year, we’ve achieved a number of significant milestones—not the least of which was taking the company public. In July we closed our IPO, offering more than 6 million shares at $15.00 per share. We’ve used the proceeds to pay down our debt and I’m pleased to report that the company is now debt free.

“In addition, MasterCraft launched multiple new models in fiscal 2015, including the X20, X23 and NXT22, all of which were well received by the marketplace. The NXT22 addresses the highest volume foot segment within the entry level portion of the performance sport boat category, and the X23 targets the highest volume portion of the category’s core segment. In addition to these product launches, we introduced a number of high-value new features, including innovative, patent pending transom lounge seating and our patented triple-tab logic software which improves driving performance and fuel economy. These launches further solidify our portfolio and position MasterCraft for continued strong growth in coming quarters.”

In April 2015, MasterCraft launched the NXT22, a larger NXT boat that delivers MasterCraft quality and performance at more accessible prices for cost-conscious buyers. Redefining the performance and features of an entry do-it-all crossover, the NXT22 was engineered from the hull-up to perform without compromise across all categories of tow sports including wake, slalom and surf.

Recently, MasterCraft unveiled the new X26, the latest addition to its innovative 2016 boat line that delivers a category-defining balance of luxury, power and playfulness. In a class of its own, the X26 delivers an elevated experience on the water through high-end, refined features and upscale amenities coupled with MasterCraft’s legendary tow sports performance.

Said McNew, “Handcrafted in our U.S.-based manufacturing facility in Vonore, Tenn., the finer elements of the X26 create the ultimate vessel that delivers all-day recreation, luxury and comfort on the water. We expect this model to help drive fiscal 2016 sales as we begin to ramp production in the first half of the fiscal year.

“In addition to maintaining this cadence of three relevant, innovative new product launches every year, MasterCraft continues to drive sustainable margin improvement through a robust value added/value engineering program and relentless focus on operational excellence.”

Fiscal 2016 Outlook

“As a company, we had a great year and we’re excited about what’s on the horizon,” McNew said. “Our growth strategy for fiscal 2016 involves four key initiatives:

•	Continue to develop new and innovative products in core markets;
•	Further penetrate the entry-level segment of the performance sport boat category;
•	Further strengthen our dealer network; and
•	Drive margin expansion through continuous operational improvement.

“We believe that through solid execution of these initiatives and the continued success of our highly differentiated product portfolio, we can drive strong organic growth and further expand profit margins in fiscal 2016,” McNew concluded.

For the fiscal 2016 year ending June 30, 2016, the company expects growth in MasterCraft sales and unit volume in the high-single digit to low-double digit range.  Gross margin and adjusted EBITDA margin are both expected to notably increase, with contribution from higher net sales and continued operating efficiency gains offsetting the absorption of public company costs following our July initial public offering. Adjusted net income is expected to grow in line with adjusted EBITDA, while GAAP net income will be impacted by charges related to changes in the fair value of the company’s common stock warrants, as well as stock compensation expense related primarily to restricted stock and options granted prior to and in connection with the initial public offering.

Conference Call and Webcast Information

MasterCraft will host a live conference call and webcast of its fiscal fourth-quarter results today, Sept. 17, 2015, at 5:00 p.m. ET. To access the call, dial (866) 861-0710 (domestic) or (704) 908-0473 (international) and provide the operator with the conference ID 9127879. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the investor section of the company’s website, www.mastercraft.com, on the day of the conference call and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter 9127879. The audio replay will be available beginning at 8 p.m. ET on Thursday, Sept. 17, 2015, through 11:59 p.m. ET on Thursday, Oct. 1, 2015.

About MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent of MasterCraft Boat Company, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same – to continue building the world’s best ski, wakeboard and luxury performance powerboats. For more information, visit www.mastercraft.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning an exciting pipeline of launches; our ability to continue our operating momentum, capture additional market share and deliver continued growth; expectations regarding driving margin expansion, sales increases and organic growth; our fiscal 2016 outlook and key growth initiatives; and our anticipated financial performance for fiscal 2016.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2015, in connection with our initial public offering and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement MasterCraft’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for MasterCraft's financial results prepared in accordance with GAAP.

Contacts:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillacrt.com

Results of Operations for the Fourth Quarter and Fiscal Year 2015

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

(Dollar amounts in thousands, except share and per share data)

	Fourth Quarter Ended		Fiscal Years Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(Unaudited)

Net sales	$54,853	$51,590	$214,386	$177,587
Cost of sales	42,051	39,286	163,220	139,975
Gross profit	12,802	12,304	51,166	37,612
Operating expenses:
Selling and marketing	2,164	2,156	8,552	8,837
General and administrative	3,790	2,649	18,472	9,960
Amortization of intangible assets	56	55	222	221
Total operating expenses	6,010	4,860	27,246	19,018
Operating income	6,792	7,444	23,920	18,594
Other expense:
Interest expense	(1,021)	(1,221)	(5,171)	(7,555)
Change in common stock warrant fair value	(1,373)	(821)	(6,621)	(2,526)
Income before income tax expense (benefit)	4,398	5,402	12,128	8,513
Income tax expense (benefit)	1,861	(11,359)	6,594	(11,414)
Net income	$2,537	$16,761	$5,534	$19,927

Earnings per common share
Basic	$0.23	$1.50	$0.50	$1.79
Diluted	$0.21	$1.50	$0.47	$1.78
Weighted average shares used for the computation of:
Basic earnings per share(1)	11,139,000	11,139,000	11,139,000	11,139,000
Diluted earnings per share(1)	11,954,984	11,202,058	11,862,699	11,182,264

(1)

The weighted average shares used for computation of basic and diluted earnings per common share gives effect to the 11.139-for-1stock split consummated on July 22, 2015 in connection with the Company’s initial public offering and excludes the 6,071,429 shares sold.

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share and per share data)

	June 30,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,167	$12,539
Accounts receivable — net of allowances of $92 and $137, respectively	2,653	4,406
Inventories — net	11,541	11,685
Prepaid expenses and other current assets	7,235	1,568
Deferred income taxes	6,733	3,839
Total current assets	29,329	34,037
Property, plant and equipment — net	13,233	12,891
Intangible assets — net	16,971	17,193
Goodwill	29,593	29,593
Deferred debt issuance costs — net	425	548
Deferred income taxes	—	1,800
Other	125	80
Total assets	$89,676	$96,142
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$14,808	$13,020
Income tax payable	224	182
Accrued expenses and other current liabilities	21,313	17,601
Common stock warrant liability	9,147	2,526
Current portion of long term debt	18,275	8,621
Total current liabilities	63,767	41,950
OTHER LIABILITIES:
Long-term debt, including related party amounts of — in 2015 and $40,364 in 2014	60,487	57,359
Unrecognized tax positions	519	620
Deferred income taxes	7,156	—
Total liabilities	131,929	99,929
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
Common stock, $0.01 par value per share — authorized, 54,581,100 shares; issued and outstanding, 11,139,000 shares at June 30, 2015 and 2014	10	10
Additional paid-in capital	8,942	8,942
Accumulated deficit	(51,205)	(12,739)
Total stockholders' equity (deficit)	(42,253)	(3,787)
Total liabilities and stockholders' deficit	$89,676	$96,142

Supplemental Operating Data

The following table sets forth certain supplemental operating data for the periods indicated (unaudited):

	Fourth Quarter Ended		Fiscal Years Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Unit volume:
MasterCraft	626	611	2,547	2,135
Hydra-Sports	9	13	45	50
MasterCraft sales(1)	$50,749	$47,877	$199,907	$163,631
MasterCraft sales per unit	$81	$78	$78	$77
Gross margin	23.3%	23.8%	23.9%	21.2%

(1)	We define MasterCraft sales as net sales less net sales associated with Hydra-Sports.

Non-GAAP Measures

We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization. We define adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges and unusual items that we do not consider to be indicative of our ongoing operations, including change in common stock warrant fair value, fees and expenses related to the recapitalization transactions and the Company’s initial public offering, our stock-based compensation and the results of operations of our Hydra-Sports business, which was divested in June 2012. We define adjusted net income as net income excluding income tax expense (benefit) adjusted to eliminate certain non-cash charges and unusual items that we do not consider to be indicative of our ongoing operations, including change in common stock warrant fair value, fees and expenses related to the recapitalization transactions and the Company’s initial public offering, our stock-based compensation and the results of operations of our Hydra-Sports business, which was divested in June 2012 and an adjustment for income tax expense at a normalized annual effective tax rate. We define adjusted EBITDA margin as adjusted EBITDA expressed as a percentage of MasterCraft sales. Adjusted EBITDA, adjusted net income and adjusted EBITDA margin are not measures of net (loss) income or operating income as determined under accounting principles generally accepted in the United States, which we refer to as “GAAP.” Adjusted EBITDA and adjusted net income are not measures of performance in accordance with U.S. GAAP and should not be considered as an alternative to net income (loss) or operating cash flows determined in accordance with U.S. GAAP. Additionally, adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use. We believe that the inclusion of EBITDA, adjusted EBITDA and adjusted net income is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non U.S. GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use adjusted net income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP alone measures.  We believe adjusted net income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash and non-recurring items.  Adjusted EBITDA and adjusted net income have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs
•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our significant amount of indebtedness; and
•

Adjusted net income and adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations, including the continuing operations related to our Hydra-Sports manufacturing contract.

In addition, because not all companies use identical calculations, our presentation of adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures of other companies, including companies in our industry.

The following table sets forth a reconciliation of adjusted EBITDA to net income as determined in accordance with U.S. GAAP for the periods indicated (unaudited):

	Three Months Ended		Fiscal Year Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(Dollars in thousands)

Net income	$2,537	$16,761	$5,534	$19,927
Income tax expense (benefit)(a)	1,861	(11,359)	6,594	(11,414)
Interest expense, including related party amounts	1,021	1,221	5,171	7,555
Depreciation and amortization	975	700	3,278	2,472
EBITDA	6,394	7,323	20,577	18,540
Change in common stock warrant fair value(b)	1,373	821	6,621	2,526
Transaction expense(c)	560	—	7,068	—
Non-recurring settlement charge(d)	539	—	539	—
Hydra-Sports(e)	(835)	(664)	(3,265)	(2,665)
Stock-based compensation	—	2	—	2
Adjusted EBITDA	$8,031	$7,482	$31,540	$18,403
Adjusted EBITDA margin(f)	15.8%	15.6%	15.8%	11.2%

(a)	Fiscal 2014 income tax benefit primarily represents the reversal of a valuation allowance for deferred tax assets.
(b)	Represents non-cash expense related to increases in the fair market value of the Company’s common stock warrant.
(c)

Represents fees and expenses related to the recapitalization transactions completed in March 2015 and the Company’s initial public offering, including $5.7 million related to transaction bonuses paid in connection with the recapitalization.

(d)	Represents a non-recurring settlement charge.
(e)

Represents the operating income attributable to the operations of our Hydra-Sports business and the related manufacturing agreement, adjusted to exclude depreciation and amortization related to Hydra-Sports. We divested the Hydra-Sports business in June 2012, but continued to manufacture Hydra-Sports boats for the purchaser of the business pursuant to an agreement that expired on June 30, 2015 (and which was not renewed). This adjustment was calculated by identifying the applicable cost of sales and operating expenses directly attributable to the Hydra-Sports business for such period, excluding any corporate overhead or other shared costs.

(f)	We define adjusted EBITDA margin as adjusted EBITDA expressed as a percentage of MasterCraft sales.

The following table sets forth a reconciliation of adjusted net income to net income as determined in accordance with U.S. GAAP for the periods indicated (unaudited):

	Three Months Ended		Fiscal Year Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except for shares and per share amounts)

Net income	$2,537	$16,761	$5,534	$19,927
Income tax expense (benefit)(a)	1,861	(11,359)	6,594	(11,414)
Change in common stock warrant fair value(b)	1,373	821	6,621	2,526
Transaction expense(c)	560	—	7,068	—
Non-recurring settlement charge(d)	539	—	539	—
Hydra-Sports(e)	(835)	(664)	(3,265)	(2,665)
Stock-based compensation	—	2	—	2
Adjusted net income before income taxes	6,035	5,561	23,091	8,376
Adjusted income tax expense(f)	2,173	2,002	8,313	3,015
Adjusted net income	$3,862	$3,559	$14,778	$5,361

Pro-forma adjusted net income per common share
Basic	$0.22	$0.21	$0.86	$0.31
Diluted	$0.20	$0.20	$0.79	$0.30
Pro-forma weighted average shares used for the computation of:
Basic adjusted net income per share(g)	17,210,429	17,210,429	17,210,429	17,210,429
Diluted adjusted net income per share(h)	18,915,143	18,162,217	18,822,858	18,142,423

(a)	Fiscal 2014 income tax benefit primarily represents the reversal of a valuation allowance for deferred tax assets.
(b)	Represents non-cash expense related to increases in the fair market value of the Company’s common stock warrant.
(c)

Represents fees and expenses related to the recapitalization transactions completed in March 2015 and the Company’s initial public offering, including $5.7 million related to transaction bonuses paid in connection with the recapitalization.

(d)	Represents a non-recurring settlement charge.

(e)

Represents the operating income attributable to the operations of our Hydra-Sports business and the related manufacturing agreement, adjusted to exclude depreciation and amortization related to Hydra-Sports. We divested the Hydra-Sports business in June 2012, but continued to manufacture Hydra-Sports boats for the purchaser of the business pursuant to an agreement that expired on June 30, 2015 (and which was not renewed). This adjustment was calculated by identifying the applicable cost of sales and operating expenses directly attributable to the Hydra-Sports business for such period, excluding any corporate overhead or other shared costs.

(f)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 36.0 percent for the periods presented.
(g)

The weighted average shares used for computation of pro-forma basic earnings per common share gives effect to the 6,071,429 shares sold in the Company’s initial public offering, which closed on July 22, 2015.

(h)

The weighted average shares used for computation of pro-forma diluted earnings per common share gives effect to the 6,071,429 shares sold in the Company’s initial public offering, the 11.139-for-1 stock split consummated on July 22, 2015 and the 888,730 shares of restricted stock granted under the 2015 Incentive Award Plan which vest in January 2016.

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